Exhibit 10.9

[Translation for informational purposes only]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

Execution Version

SHARE PLEDGE AGREEMENT dated as of November 14, 2024 (as the same may be amended, modified in whole or in part, supplemented or otherwise restated from time to time, the “Agreement”), by and between

(a)  Grupo Aeroméxico, S.A.B. de C.V. (“GAM”), Aerovías de México, S.A. de C.V. (“Aerovías”), Aerolitoral, S.A. de C.V. (“Aerolitoral”), and Servicios Corporativos Aeroméxico, S. A. de C.V. (“SCA”), as pledgors (each, in such capacity, a “Pledgor” and collectively, the “Pledgors”), and

(b)  UMB Bank, National Association, in its capacity as Collateral Agent (as defined below), on behalf and for the benefit of the Secured Parties (as defined below), as pledgee (in such capacity, together with its successors and assigns, the “Pledgee” and jointly with the Pledgors the “Parties”), with the acknowledgment and consent of the entities listed on Schedule “A” (the “Issuers”), subject to the following Recitals, Representations and Clauses.

Recitals

I.  Defined Terms. The terms with initial capital letters used in this Agreement and not expressly defined herein shall have the meaning attributed to them in Clause First of this Agreement or, alternatively, the meaning established for such term or its respective translation in the Indenture (as such term is defined below), as the case may be.

II.   Note Issuance Documents. On November 14, 2024, GAM, Aerovías, Aerolitoral, Aerovías de Cargo and PLM Premier (collectively, the “Guarantors”) and the Secured Parties (as such term is defined below), represented herein by the Pledgor, entered into the Note Issuance Documents (as such term is defined below), pursuant to which GAM issued senior secured notes in two series, due 2029 (the “2029 Notes”) and due 2031 (the “2031 Notes”, the 2031 Notes, together with the 2029 Notes, the “Notes”) in the aggregate principal amount of US$1,110’000,000 (one billion one hundred ten million Dollars 00/100, legal currency in the United States of America) (the “Note Issuance”), consisting of an aggregate principal amount of US$500,000,000,000 (five hundred million Dollars, legal currency in the United States of America) of the 2029 Notes and in aggregate principal amount of US$610,000,000 (six hundred ten million Dollars, legal currency in the United States of America) of the 2031 Notes.

III.  Indenture. On the same date, GAM subscribed the Indenture (as such term is defined below) by means of which the issuance of the Notes was agreed.

IV.  Collateral Agent. Pursuant to the Indenture, UMB Bank, National Association serves as Collateral Agent for the benefit of the Secured Parties referred to in the Indenture (in such capacity, together with their successors and assignees in such capacity, the “Collateral Agent”).

V. The Pledgors enter into this Agreement in order to grant to the Pledgee, for the benefit of the Secured Parties, a Collateral over the Pledged Shares to secure the due and timely payment, performance and fulfilment of any and all of the Secured Obligations.

Representations

I.  The Pledgors hereby jointly and severally state, through their respective attorneys-in-fact and under oath, that as of this date:

(a)

each Pledgor is a variable capital corporation (sociedad anónima de capital variable) (except for GAM, which is a public stock corporation of variable capital (sociedad anónima bursátil de capital variable)) duly incorporated and validly existing under the laws of Mexico, as evidenced, respectively, by the public deeds listed opposite their names in Exhibit “B” to this Agreement;

(b)

each Pledgor has full legal capacity and sufficient authorities, as well as the necessary authorizations (corporate, statutory and of any nature), to validly enter into, comply with and carry out this Agreement and the obligations arising hereunder;

(c)

there are no proceedings initiated by the Pledgors or existing proceedings against the Pledgors and, to the best of its knowledge, there are no proceedings initiated by third parties against the Pledgors seeking reorganization, receivership, bankruptcy, dissolution or liquidation of the Pledgors or that have or may have a material and adverse effect on their financial or legal condition (except for those facts disclosed in the Offering Memorandum and the Note Purchase and Sale Agreement);

(d)

each Pledgor is the sole and lawful owner and beneficial owner (and a shareholder of record in the share registry ledger of each applicable Issuer) of, and has rightful title to, the Pledged Shares listed opposite such Pledgor on Schedule “C” hereto, and each Pledgor is in compliance with all of its obligations arising out of or relating to such Pledgor Pledged Shares;

(e)

with respect to each Issuer, the Pledged Shares of such Issuer (i) represent, on a fully diluted basis, 100% (one hundred percent) of all the issued and outstanding capital stock of such Issuer, (ii) have been duly and validly issued by such Issuer; (iii) are fully subscribed, paid and discharged; (iv) are free of any Liens, conditions, limitations or restrictions of title or any other options or preemptive rights of any nature whatsoever, including without limitation, preemptive rights or rights of first refusal and other rights of third parties, which, if any, have been duly and validly waived by the relevant Pledgees, as evidenced by the relevant Shareholders’ and Board of Directors’ Approvals); and (v) are not subject to any clause, agreement, contract or other document pursuant to which (a) any third party is granted (x) any option or right of any nature whatsoever to use, enjoy, own, acquire or otherwise lease the Pledged Shares or any part thereof, and/or (y) any option or right to vote, manage or otherwise control the Pledged Shares or any part thereof; or (b) any Lien, assignment, transfer, transfer, use, vote or exercise of such Pledged Shares (or any part thereof), or the rights thereunder, is in any way restricted or prohibited, except as restricted by this Agreement and the other Note Issuance Documents;

(f)

neither the Pledgors’ bylaws, nor any of the agreements to which any Pledgor is a party as of the date of this Agreement, include any provision that would restrict the Pledgee’s capacity and/or rights to execute and/or dispose of the Pledged Shares as provided in this Agreement (except for foreign investment restrictions expressly provided in the Pledgors’ bylaws);

(g)

no Pledgor requires any authorization or approval or the delivering of any notice (except for those authorizations and approvals which have been duly and validly obtained prior to the execution of this Agreement and are in full force and effect (including, without limitation, the Shareholders and Board of Directors’ Approvals), and for those notices which have been duly given prior to the execution of this Agreement) for (i) the execution, performance and discharge of this Agreement in accordance with its terms, or (ii) to grant, perfect and maintain the Pledged Collateral over the Pledged Shares, or to perform or satisfy any of its obligations hereunder, or (iii) to grant, perfect and maintain the Pledged Shares, or to perform or satisfy any of its obligations under this Agreement, (ii) the execution, performance and enforcement of this Agreement in accordance with its terms, or (iii) the granting, perfection and maintenance of the Pledged Shares, or the performance or satisfaction of its obligations under this Agreement, which obligations are legal, valid and enforceable against each Pledgor in accordance with their respective terms;

(h)

as of this date there is no and, to the best knowledge and belief of each Pledgor after due inquiry , there is as of this date no action and, to the best knowledge and belief of each Pledgor after due inquiry (except for those facts disclosed in the Offering Memorandum and the Note Purchase Agreement) has not, any action, suit, claim, requirement or proceeding before any court, Governmental Authority, arbitrator, arbitration panel or other adjudicatory body against any Pledgor, which affects or may affect (i) the Pledged Shares or any part thereof; (ii) the legality, validity or enforceability of this Agreement, the Pledged Collateral created hereunder and/or any of the obligations of any of the Pledgors and/or any of the Issuers arising out of or relating to this Agreement; and/or (iii) the rightful and valid ownership, rights and title of the Pledgors with respect to their respective Pledged Shares, and/or the right of the Pledgee to enforce the Pledged Collateral;

(i)

the execution and performance of this Agreement is within the corporate purpose of each Pledgor and does not contravene or constitute a breach of (i) any provision of the articles of incorporation, charter, operating agreement, shareholders’ agreement or any other charter or partnership document of the Pledgors or any of the Issuers; (ii) any contract, clause, agreement, license, resolution or order to which any of the Pledgors or any of the Issuers is a party or to which any of the Pledgors or any of the Issuers or their respective assets (other than the Pledged Shares) are subject, or (iii) any law, regulation, circular, order or decree of any Governmental Authority;

(j)

the individuals executing this Agreement on behalf of and in representation of each Pledgor have all the necessary powers and authorities, as well as authorizations (corporate, statutory and otherwise) to validly execute this Agreement on behalf of and in representation of each Pledgor and to validly bind each such Pledgor in accordance with the terms hereof, as evidenced by the public deeds listed in Exhibit “B” to this Agreement, and such powers, authorities and authorizations are in full force and effect as of this date and have not been revoked, amended or otherwise limited in any manner;

(k)

it is the intention and will of each Pledgor to enter into this Agreement and to grant an unconditional and irrevocable first priority pledge of the Pledged Shares in favor of the Pledgee, for the benefit of the Secured Parties, to irrevocably guarantee the due and timely payment, performance and satisfaction of each and every one of the Secured Obligations;

(l)

each Pledgor has received or will receive direct or indirect benefits from the issuance of the Notes by entering into and delivering this Agreement and any other Note Issuance Document to which it is a party;

(m)

by entering into this Agreement, each Pledgor acknowledges the legal capacity and authority of the Pledgee to act as Collateral Agent for the benefit of the Secured Parties in accordance with the terms of the Note Issuance Documents;

(n)

each Pledgor acknowledges and agrees that (i) the truth and accuracy of its representations included in this Agreement, and (ii) the validity and enforceability of this Agreement and the first-priority pledge of the Pledged Shares created hereunder, are a controlling reason for the willingness of the Secured Parties to purchase the Notes and the Pledgor and the Secured Parties to enter into the Note Issuance Documents, as applicable;

(o)	there has been no mistake, fraud, fraudulent misrepresentation, bad faith or coercion in the execution of this Agreement; and

(p)	this Agreement and the Pledge granted hereunder constitute, in favor of the Pledgee, for the benefit of the Secured Parties, a legal, effective, valid and enforceable pledge over the Pledged Shares.

II.  The Pledgee hereby state, through its attorney-in-fact, that:

(a)	is a National Association organized and validly existing under the laws of the United States of America; and

(b)

the individual executing this Agreement on its behalf has all necessary powers and authorities to validly execute this Agreement on its behalf and validly bind it under the terms hereof, and such powers, authorities and corporate authorities have not been revoked, amended or limited in any manner.

III. The Issuers hereby jointly and severally state, through their respective attorneys-in-fact and under oath, that:

(a)

each Issuer is a corporation with variable capital (sociedad anónima de capital variable) duly organized and validly existing under the laws of Mexico, as evidenced, respectively, by the public deeds listed opposite their names in Exhibit “B” to this Agreement;

(b)

each Issuer has full legal capacity and sufficient authorities, as well as the necessary authorizations (corporate, statutory and of any nature), to validly enter into, comply with and carry out this Agreement and the obligations arising hereunder;

(c)

there are no proceedings initiated by or against any of them seeking reorganization, receivership, bankruptcy, dissolution or liquidation of them, or which may have a material adverse effect on their financial or legal condition, and the execution of this Agreement by the Issuers does not and will not result in any of the Issuers being deemed insolvent;

(d)	as of the date hereof, all the issued and outstanding capital stock of the Issuers is represented as described in Exhibit “D”;

(e)

with respect to each Issuer, the Pledged Shares of such Issuer represent, on a fully diluted basis, 100% (one hundred percent) of the all the issued and outstanding capital stock of such Issuer, and each Pledgor is in compliance with any and all of its obligations arising out of or relating to the Pledged Shares;

(f)

with respect to each Issuer, the Pledged Shares of such Issuer (i) have been duly and validly issued by such Issuer; (ii) are fully subscribed, paid and discharged; (iii) are free and clear of any Liens, conditions, limitations or restrictions of title or any other options or preemptive rights of any nature, including without limitation, rights of first refusal or rights of first refusal or any other rights of any third party other than the Pledgors; and (iv) are not subject to any clause, agreement, contract or other document pursuant to which (a) any third party is granted (x) any option or right of any nature whatsoever to use, enjoy, own, acquire or otherwise lease the Pledged Shares or any part thereof, and/or (y) any option or right to manage or otherwise control the Pledged Shares or any part thereof; or (b) any Lien, assignment, transfer, conveyance, use, vote or exercise of such Pledged Shares (or any part thereof), or the rights thereunder, is in any way restricted or prohibited, except as restricted by this Agreement and the other Note Issuance Documents or the execution of this Pledge;

(g)

none of the Issuers’ bylaws, nor the contracts and/or agreements to which any of the Issuers is a party as of the date hereof, include any applicable provision that would restrict the Pledgee’s capacity and/or rights to execute and/or dispose of the Pledged Shares as provided in this Agreement;

(h)	no transaction related to the Pledged Shares is pending to be registered by the Issuers in the share registry ledger of each Issuer;

(i)

no Issuer requires any authorization or approval or the giving of any notice (except for those authorizations and approvals which have been duly and validly obtained prior to the execution of this Agreement and are in full force and effect (including, without limitation, the Shareholders and Boards’ Approvals), and by those notices which have been duly given prior to the execution of this Agreement) for (i) the execution, performance and performance of this Agreement in accordance with its terms, or (ii) the performance or satisfaction of its obligations hereunder, which are legal, valid and enforceable against each Issuer in accordance with their respective terms;

(j)

as of this date there is no and, to the best knowledge and belief of each Issuer after due investigation, no action, suit, claim, requirement, or proceeding is threatened before any court, Governmental Authority, arbitrator, arbitration panel or jurisdictional entity against any Issuer, which affects or may affect (i) the Pledged Shares or any part thereof; (ii) the legality, validity or enforceability of this Agreement (including its execution), of the Pledged Collateral created hereunder and/or of any of the obligations of any of the Pledgors and/or of any of the Issuers arising out of or relating to this Agreement, and/or (iii) the rightful and valid ownership and title of the Pledgors with respect to their respective Pledged Shares;

(k)

the execution and performance of this Agreement does not contravene or constitute a breach of (i) any provision of the bylaws, charter, articles of incorporation, operating agreement, shareholders’ agreement or any other charter or partnership document of any of the Issuers; (ii) any contract, clause, agreement, license, resolution or order to which any of the Issuers is a party or to which any Issuer or any of their respective assets is subject, or (iii) any law, regulation, circular, order or decree of any Governmental Authority;

(l)

as of this date, the Issuers are not a party to any agreement in connection with the subscription, option, conversion, issuance, registration rights or any other agreement with similar effects, by virtue of which any third party may have the right to request the issuance by any of the Issuers of shares representing the capital stock of the Issuers;

(m)

the execution of this Agreement by the Issuers will not give rise to any right on the part of a third party to exercise any option to purchase or subscribe shares representing the capital share of the Issuers and/or their assets;

(n)

the persons executing this Agreement on behalf of and in representation of each Issuer have all the necessary powers and authorities, as well as the authorizations (corporate, statutory and otherwise) to validly execute this Agreement on behalf of and in representation of such Issuer and to bind it validly under the terms hereof, as evidenced by the public deeds described in Exhibit “B” hereto, and such powers, authorities and authorizations are in full force and effect as of this date and have not been revoked, modified or limited in any manner whatsoever;

(o)

each of the Issuers acknowledges and agrees that (i) the truth and accuracy of its representations contained in this Agreement, and (ii) the validity and enforceability of the Shares Pledged, as well as this Agreement, constitute a determining factor for the willingness of the Secured Parties to purchase the Notes and of the Pledgee and the Secured Parties to enter into the Note Issuance Documents;

(p)

by execution of this Agreement, each Issuer expressly acknowledges that the Pledgors are granting a first-priority security interest in the Pledged Shares, to secure the due and timely payment, performance and satisfaction of any and all of the Secured Obligations, and all obligations, filings and other actions necessary pursuant to applicable law or corporate requirements to perfect and protect the security interest created pursuant to this Agreement shall be duly and validly performed and completed on this date; and

(q)	this Agreement and the Pledge granted hereunder constitute, in favor of the Pledgee, for the benefit of the Secured Parties, a legal, effective, valid and enforceable pledge over the Pledged Shares.

NOW THEREFORE, based on the Recitals and Representations, the Parties grant the following:

Clauses

First. Certain Defined Terms

(a)  As used in this Agreement and its Exhibits, the following capitalized terms shall have the following meanings, unless the context otherwise requires:

“Additional Shares” has the meaning set forth in Clause Second, paragraph (e) of this Agreement.

“Pledged Shares” means the shares described in Schedule “C” hereto, which represent all the issued and outstanding capital stock of the Issuers, in each case, including all voting and economic rights derived therefrom or related thereto (including, without limitation, any and all Distributions), the characteristics of which include those set forth in paragraphs (e) and (f) of Clause Second of this Agreement.

“Pledgee” has the meaning ascribed to it in the foreword to this Agreement.

“Indenture” means the indenture, a copy of which is attached hereto as Exhibit “E”, entered into on November 14, 2024 by, among others, (i) GAM, as issuer; (ii) certain subsidiaries of GAM, as guarantors; (iii) The Bank of New York Mellon, as trustee, registrar, transfer agent and principal paying agent; and (iv) UMB Bank, National Association, as Collateral Agent as amended, in whole or in part, supplemented or otherwise restated from time to time.

“Aerolitoral” has the meaning ascribed to it in the foreword to this Agreement.

“Aerovías” has the meaning ascribed to it in the foreword to this Agreement.

“Aerovías de Cargo” means Aerovías Empresa de Cargo, S.A. de C.V.

“Collateral Agent” has the meaning ascribed to it in Recital IV of this Agreement.

“Pledgee” has the meaning ascribed to it in the foreword to this Agreement.

“Shareholder and Board Approvals” means the approvals of the shareholders and/or the board of directors of each Pledgor and each Issuer with respect to, among other matters, as applicable, (i) the issuance of Notes, (ii) the execution by them, in the relevant capacity, of the Note Issuance Documents to which each is a party, (iii) the execution of this Agreement and the grant of the Pledged Collateral and, if applicable, the enforcement of the Pledged Collateral, and (iv) the waiver by each Pledgor, for all legal purposes, of (y) any preemptive right, right of first refusal or any other right with respect to the Pledged Shares, which may correspond to it under the Issuers’ bylaws, the General Corporations Law (Ley General de Sociedades Mercantiles) and/or any other agreement entered into among all or part of the shareholders of each Issuer, arising out or in connection with any transfer of all or any part of the Pledged Shares in the event of enforcement of the Pledged Collateral; and (z) any rights with respect to or in connection with the Pledged Shares, which during the term of this Agreement may accrue to each such Pledgor pursuant to the bylaws of the Issuers, the General Corporations Law and/or any other agreement entered into among all or part of the shareholders of the Issuers, which may in fact result in the relevant Pledgor being in default of the terms and conditions set forth in the Note Issuance Documents.

“Additional Share Pledge Notice” has the meaning ascribed to it in Clause Second, paragraph (e) of this Agreement.

“Governmental Authority” means with respect to any Person, any applicable nation or government, any state or other political subdivision thereof, any applicable central bank (or similar monetary or regulatory authority) and any entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or relating to, the government (whether such authority is recognized as a de jure government or is a de facto government) with respect to such Person, including, as the case may be, any supranational body such as the European Union or the European Central Bank.

“Commercial Code” means the Mexican Commercial Code (Código de Comercio).

“Agreement” means this Share Pledge Agreement, as amended, whether in whole or in part, supplemented or otherwise restated from time to time.

“Note Purchase Agreement” or “Purchase Agreement” means the Note Purchase Agreement entered into on October 28, 2024 among GAM, the Guarantors and the Initial Purchasers (as such term is defined in the Note Purchase Agreement).

“Pledgors” has the meaning ascribed to it in the foreword to this Agreement.

“Business Day” means any day except Saturday, Sunday and any day on which banks located in (i) New York, New York, United States of America, or (ii) Mexico City, Mexico, are authorized or required by law, regulation or decree to remain closed.

“Distributions” means any property or rights delivered or paid to the holder of the Pledged Shares, or any other yield, dividend or cash distribution coming from, including, without limitation and as applicable, distributions in kind or in cash, cash or non-cash earnings, reductions or redemptions of capital, redemption of shares, delivery of liquidation shares and any share exchange or, if applicable, any Additional Shares.

“Collateral Documents” means the joint reference to this Agreement, any and all agreements, documents or instruments which are “Collateral Documents” in terms of the Indenture and any and all agreements, documents or instruments, present or future, relating thereto or otherwise constituting or perfecting a security interest or Lien in favor of the Pledgee on any Pledged Assets (Collateral, as defined in the Note Issuance Documents), in each case, (y) together with all documents, schedules and exhibits derived therefrom or in connection therewith, and (z) as amended, in whole or in part, supplemented or otherwise restated from time to time.

“Note Issuance Documents” means the joint reference to the Indenture, the Offering Memorandum, the Note Purchase Agreement, the Notes and the Collateral Documents (including this Agreement), in each case, (y) together with all documents, schedules and exhibits derived therefrom or in connection therewith, and (z) as amended, whether in whole or in part, added to or otherwise amended from time to time.

“Dollars” or “US$” means the legal currency in the United States of America.

“Issuers” has the meaning ascribed to it in the foreword to this Agreement.

“Event of Default” has the meaning ascribed to the term “Event of Default” in the Documents of the Notes Issuance.

“Trustee” has the meaning ascribed to the term “Trustee” in the Indenture.

“GAM” has the meaning ascribed to it in the foreword to this Agreement.

“Guarantors” means the joint reference to Aerolitoral, Aerovias, Aerovias de Cargo and PLM Premier, in their capacity as guarantors under the Note Issuance Documents.

“Collateral” has the meaning set forth in Clause Second, paragraph (a) of this Agreement.

“Collateral” has the meaning ascribed to the term “Collateral” in the Indenture and the other Note Issuance Documents.

“Lien” means, with respect to any property or asset, any mortgage (statutory or otherwise), pledge, lien, attachment, charge, security interest, assignment or other encumbrance, preference, priority or preferential agreement or encumbrance of any kind, including any security trust, with respect to such property or asset or upon the income, (i) any security interest in any right to participate in any way in the income, profits, revenues, royalties, rents or other gains of any kind whatsoever derived from or attributable to such property or assets or rights which may arise therefrom; (ii) any acquisition, option or right to acquire such property or assets, including any conditional sale or other reservation of title clause or agreement; and (iii) any agreement to create or grant any of the foregoing.

“Default” means any event or situation which constitutes an Event of Default or which, by notice, by lapse of time, or both, unless effectively remedied or waived, may constitute an Event of Default.

“Law” means the Law of Credit Instruments and Operations (Ley General de Títulos y Operaciones de Crédito).

“Offering Memorandum” means the Offering Memorandum dated October 28, 2024, whereby GAM offers the aggregate principal amount of US$1,110’000,000 (one billion one hundred and ten million Dollars 00/100, legal currency in the United States of America) through the issuance of the Notes. A copy of which is attached to this Agreement as Exhibit “F”.

“Mexico” means the United Mexican States.

“Termination Notice” has the meaning set forth in Clause Third of this Agreement.

“Secured Obligations” means, jointly or severally as the context may require, and without duplication, (i) any and all amounts due or payable by GAM, the Guarantors (in any capacity) or the Pledgors (in any capacity), under or in connection with the Notes and/or the Note Issuance Documents (including the Collateral Documents), including, without limitation, interest, any commissions and any other indemnities, costs and expenses (including, without limitation, reasonable and provable attorneys’ fees and expenses) due or payable by GAM, the Guarantors (in any capacity) and/or the Pledgees (in any capacity) pursuant to the Notes and the Note Issuance Documents; (ii) any and all obligations of GAM, the Guarantors (in any capacity), the Pledgees (in any capacity) and/or the Issuers (in any capacity) arising out of or relating to the Notes and/or the Note Issuance Documents (including the Collateral Documents), and (iii) any and all obligations of the Pledgees and the Issuers arising out of or relating to This Agreement.

“Parties” has the meaning ascribed to it in the foreword to this Agreement.

“Secured Parties” means the joint reference to the Holders of the Notes, the Trustee, the Registrar, the Transfer Agent, the Principal Paying Agent and the Collateral Agent, as well as any other Person that is a “Secured Party” in terms of the Indenture.

“Person” means any individual, legal entity, corporation (including business trust), limited liability company, joint share company, trust, joint venture, or any other entity, or Governmental Authority.

“PLM Premier” means PLM Premier, S.A.P.I. de C.V.

“Legal Requirements” means any and all applicable laws, rules, regulations, provisions, codes, decrees, orders, conditions, restrictions and other legal requirements in force, issued or promulgated by any Governmental Authority, whether federal, state and/or municipal, as well as any and all international agreements and treaties, in each case, relating to or applicable to the Pledged Shares, including, as such requirements are amended, whether in whole or in part, added to, substituted for or otherwise amended from time to time.

“RUG” has the meaning ascribed to such term in subsection (g) of Clause Second of this Agreement.

(b)  Interpretation. The terms defined in this Clause First shall apply to both the singular and plural forms of such terms. When the context requires, any pronoun shall include the corresponding masculine, feminine or neutral form. Except as otherwise expressly provided herein, the words “herein,” “hereof,” “hereunder,” “hereunder,” “further hereunder” and words of similar meaning refer to this Agreement as a whole and not to any particular provision of this Agreement, and all references to Clauses, clauses, paragraphs, subparagraphs, subparagraphs and Exhibits refer to Clauses, clauses, paragraphs, subparagraphs, subparagraphs and Exhibits of this Agreement, unless the context otherwise requires. As used in this Agreement or in any certificate or document executed pursuant to this Agreement, (i) the words “include”, “include” and “including” shall be construed to be followed by the words “without limitation”, (ii) the word “incur” shall be construed to mean incur, create, issue, assume, assume liability in connection with, or permit to exist (and the words “incurred” and “incur” shall have correlative meanings), (iii) “asset”, “asset” and/or “property” shall be construed to have the same meaning and effect and to refer to any and all assets, assets, rights and property, tangible and intangible, including cash, shares and/or interests representing the capital share of any corporation, securities, income, accounts, leasehold and contractual rights, (iv) except as otherwise expressly provided, references to any contract, agreement or instrument include reference to such contract, agreement or instrument, agreement or instrument, as the same may be amended, supplemented or otherwise restated from time to time, and (v) references to any statute, law or regulation shall be construed to include amendments thereto from time to time or to any law or regulation replacing the same.

Second. Pledge; Constitution of the Pledge

(a)  The Pledgors hereby grant an unconditional and irrevocable first-priority and irrevocable pledge of their respective Pledged Shares (the “Pledged Collateral”), in favor of and for the benefit of the Secured Parties acting through the Pledgee, in order to unconditionally and irrevocably guarantee the full, due and timely performance, payment and fulfilment when due (whether at scheduled maturity, early maturity or otherwise) of any and all of the Guaranteed Obligations.

(b)  Pursuant to the provisions of item II of Article 334 of the Law, in order to perfect the Pledge on the Pledged Shares, the Pledgors hereby deliver to the Pledgee (i) the original of the share certificates evidencing their right, title and interest with respect to the Pledged Shares, duly endorsed in pledge in favor of the Pledgee, and (ii) a copy of the entry made in the share registry ledger of each Issuer, duly certified by the secretary or sole director of such Issuer (in terms of the form attached to this Agreement as Exhibit “G”), stating that, on the date hereof, the Pledge over the Pledged Shares was duly recorded in the share registry book of each Issuer.

(c)  Except as otherwise expressly permitted in this Agreement, the Pledgors shall refrain from, and shall cause the Issuers to refrain from, doing or performing any acts that may prevent, affect or otherwise alter the recording of the Collateral in the share ledgers of the Issuers. In the event that the share ledger of any Issuer is lost, stolen or destroyed, the Pledgors shall take, and the Issuers shall perform, all measures and acts required under applicable law for the timely replacement of such share ledger or share ledgers, as well as to make the entries corresponding to the Pledged Collateral therein.

(d)  Pursuant to Article 337 of the Law, the Pledgors and the Pledgee agree that this Agreement constitutes the receipt by the Pledgee of the securities representing the Pledged Shares.

(e)  The Pledgors hereby acknowledge and agree that any increase in the value of the Pledged Shares or in the capital stock of any Issuer, whether such increase represents the minimum fixed or variable portion of the capital stock of the relevant Issuer, and which any of the Pledgors (whether directly or indirectly, through any subsidiary or affiliate or otherwise) may subscribe for in the future as part of the Pledged Shares (or any part thereof) or in substitution for or in addition to such Pledged Shares, as a result of a corporate restructuring, reclassification, capital increase, subscription or subscription and payment, merger, spin-off, transformation or similar action of any Issuer (the “Additional Shares”) shall be deemed, for all legal purposes whatsoever, to be pledged pursuant to this Agreement and an integral part of the Pledged Shares. For such purpose and pursuant to the provisions of item II of Article 334 of the Law, the Pledgors and the Issuers hereby undertake and agree that they shall, as soon as possible but in any event within 5 (five) Business Days following the corporate act giving rise to the corresponding Additional Shares, (i) deliver to the Pledgee a copy certified by a Mexican notary public of the public deed evidencing the shareholders’ meeting or the unanimous resolutions of the shareholders of the relevant Issuer where such corporate act has been adopted; (ii) notify the Pledgee of the constitution of the pledge over such Additional Shares in terms of the form attached to this Agreement as Exhibit “H” (the “Notice of Pledge over Additional Shares”); (iii) deliver to the Pledgee the share certificate(s) evidencing the rightful ownership of the corresponding Pledgor(s) over the respective Additional Shares, duly endorsed in pledge in favor of the Pledgee; and (iv) deliver to the Pledgee a copy of the entry made in the share registry book of the corresponding Issuer, evidencing that the Pledge with respect to the corresponding Additional Shares has been duly registered in the share registry ledger of the corresponding Issuer, as well as a certification issued by the secretary or sole director of the respective Issuer, substantially in the terms of the form attached to this Agreement as Exhibit “G”, certifying such registration.

(f)  For purposes of clarity, the Parties to this Agreement agree that any and all shares, rights (corporate and economic, including any rights to receive Distributions), participations, certificates and other instruments issued in connection with any of the Pledged Shares (including any Additional Shares) shall be deemed to be an integral part of the Pledged Shares (and shall be deemed to fall within the definition of “Pledged Shares”) for all legal purposes and, therefore, subject to the Pledged Collateral under this Agreement. The Pledgors and the Issuers shall perform any and all necessary acts, including pledge endorsements, delivery of the new share certificates and entries in the share registry ledger of the relevant Issuer, in connection with the foregoing.

(g)  The Issuers hereby acknowledge and consent the granting and creation of the Pledge over the Pledged Shares in accordance with the terms of this Agreement.

(h)  The Pledgors and the Pledgee agree to ratify this Agreement before a notary public, who shall register the public deed in the Sole Registry of Movable Guarantees (Registro Único de Garantías Mobiliarias) (the “RUG”) within five (5) Business Days following the date of execution of this Agreement; provided, however, that the Pledgors shall: (i) pay all notary fees and expenses related to the ratification of this Agreement and expenses related to the registration with the RUG, and (ii) within five (5) Business Days following the date on which such notary public delivers to the Pledgors a certified copy of the public deed evidencing the ratification of this Agreement, deliver to the Pledgee evidence of the definitive registration of this Agreement with the RUG.

Third. Term; Continuity of Pledged Collateral. The Pledge shall be continuing and (i) shall remain in full force and effect until all Secured Obligations and any and all other amounts (other than amounts arising from indemnification obligations in respect of which no claim has been initiated) due under the Note Issuance Documents have been duly and legally satisfied, fulfilled, paid and irrevocably discharged in full to the satisfaction of the Pledgee and there is no outstanding commitment on the part of GAM, the Guarantors (in any capacity), the Pledgees (in any capacity) or the Issuers

(in any capacity) that could rise Secured Obligations; (ii) shall be binding upon the Pledgors and their respective successors in title and permitted assignees; and (iii) shall inure to the benefit of and be enforceable by the Pledgee and the Secured Parties, and their respective successors in title and assignees. As soon as reasonably practicable, but in any event within 10 (ten) Business Days after all Secured Obligations (other than amounts arising from indemnification obligations in respect of which no claim has been initiated) have been duly and legally satisfied, fulfilled, paid and irrevocably discharged in full to the satisfaction of the Pledgee and there are no outstanding commitments on the part of GAM, the Guarantors (in any capacity whatsoever), the Pledgees (in any capacity) or the Issuers (in any capacity) that could rise Secured Obligations (other than amounts arising from indemnification obligations in respect of which no claim has been initiated), and upon written request of the Pledgors, the Pledgee shall deliver to the Pledgors a notice of termination substantially in terms of the form attached hereto as Exhibit “I” (the “Termination Notice”), together with the original share certificates covering the Pledged Shares and the cancellation of the related endorsements. Only upon delivery of the Termination Notice by the Pledgee to the Pledgors as contemplated in this Agreement or by termination as expressly set forth in the Indenture shall this Agreement terminate and the Pledged Collateral shall cease, terminate and be released. The Pledgors shall be responsible for the payment of any costs, expenses, fees, royalties, commissions and fees, including reasonable and documented fees and disbursements of legal counsel to the Pledgee and the Secured Parties, arising out of or related to the termination, release and/or cancellation of the Pledged Collateral.

The Parties agree and acknowledge that the Pledged Collateral is indivisible and that the Pledged Shares guarantee the satisfaction, fulfilment and payment of the Guaranteed Obligations in their entirety, without limitation; by virtue of the foregoing, the Pledgors hereby waive any rights, present or future, that they may have to request the partial release of the pledge under this Agreement or any other security that the Pledgors or any third party may have created, granted, acquired or designated to secure the Secured Obligations, including, without limitation, any right they may have to divide or reduce the pledge in proportion to any partial payments of the Secured Obligations in accordance with applicable law.

For purposes of Article 33 Bis of the Mexican Public Registry of Commerce Regulations, the Pledgors acknowledge that the pledge created under this Agreement covers any increase in the amounts of the Secured Obligations; therefore, the Parties agree that it shall not be necessary to amend, supplement, or restate this Agreement or to make additional filings with the RUG or to modify the electronic registry of the pledge created under this Agreement to reflect any such increase. The RUG shall take note of this Clause in the relevant electronic record referenced for this Agreement.

Fourth. Exercise of Voting Rights; Subscription

(a)  Unless a Default or an Event of Default has occurred, the Pledgors shall have the right to exercise the voting rights of their respective Pledged Shares in a manner consistent with the Note Issuance Documents and that does not result (or could not reasonably be expected to result) in a breach of, or conflict with, the terms and conditions of this Agreement, the other Note Issuance Documents or any transactions contemplated thereunder, the rights, actions and remedies of the Pledgee and/or the Secured Parties under or in terms of this Agreement, any of the other Note Issuance Documents or applicable law, or the capacity of the Pledgee and/or the Secured Parties to exercise any such rights, actions and remedies; provided, however, that no vote shall be cast and no consent shall be given or action shall be taken which has the effect of impairing or prejudicing the position or interests of the Pledgee and/or the Secured Parties with respect to the Pledged Shares, or which authorizes, causes or consents to: (i) the commencement of bankruptcy, or other insolvency proceedings, voluntary or involuntary, against or in respect of GAM, the Guarantors or any of the Issuers, (ii) the dissolution or liquidation, in whole or in part, of any of the Issuers; (iii) the creation or granting of any Lien or other security interest over the Pledged Shares (or any part thereof); (iv) the sale, transfer, assignment or other disposition of all or any part of the Pledged Shares; or (v) the amendment or modification of the articles of association or any of the organizational documents of any Issuer, which has the effect or could reasonably be expected to have the effect of impairing or prejudicing the position or interest of the Pledgee and/or the Secured Parties with respect to the Pledged Shares and/or the rights, actions and remedies of the Pledgee and/or the Secured Parties under this Agreement, the other Note Issuance Documents and/or any of the transactions contemplated hereby. The Pledgee shall be released from any and all liability arising out of or in connection with the exercise or failure to exercise the voting rights relating to the Pledged Shares in accordance herewith.

(b)  In the event of the occurrence of a Default or an Event of Default, the rights of the Pledgors to exercise any voting rights with respect to the Pledged Shares as described in paragraph (a) above shall cease, and all such rights shall thereafter be exercised by the Pledgee, who shall have the exclusive and unrestricted right to exercise such rights and powers (including, without limitation, voting rights) pertaining to or relating to the Pledged Shares, in such manner as it deems appropriate; provided, however, that the Pledgee shall have the right, but not the obligation, at any time after the occurrence of a Default, to authorize the Pledgors in writing to exercise such voting rights.. As a means to comply with their obligations referred to in this Clause Fourth, the Pledgors shall, on the date of this Agreement, grant and deliver to the Pledgee a special irrevocable power of attorney (using the form attached hereto as Exhibit “J”) in terms of Article 2596 of the Federal Civil Code (Código Civil Federal) and its correlatives in the states of Mexico and Mexico City, in order to authorize the Pledgor to grant the Pledgor a special irrevocable power of attorney (using the form attached hereto as Exhibit “J”) in terms of Article 2596 of the Federal Civil Code and its correlatives in the states of Mexico and Mexico City, in order to authorize the Pledgee to exercise all rights and powers (including, without limitation, voting rights) pertaining to or related to the Pledged Shares, exclusively in accordance with the provisions of this paragraph b) of Clause Fourth. The provisions of this paragraph and the grant of the above irrevocable power of attorney shall be recorded in the entry made in the share registry ledger of each Issuer with respect to the Pledged Shares and this Agreement.

(c)  The Parties hereby agree that the exercise of voting rights by the Pledgee pursuant to this Agreement shall not have the effect of impairing, prejudicing or impeding the exercise of any other rights, actions and remedies of the Pledgee and/or the Secured Parties under this Agreement and the other Note Issuance Documents. The Pledgee shall not be liable for the exercise of voting rights in the aforementioned terms provided that such voting rights have been exercised by the Pledgee (i) in accordance with the provisions of the Issuer’s bylaws; (ii) have been exercised in order to protect the value of the Pledged Shares pursuant to the rights granted to them under this Agreement; and (iii) have always been exercised in good faith, in terms of this Agreement.

(d)  In any case of capital increase, the Pledgors shall have the right to subscribe and pay for the Issuers’ shares subject to the capital increase, and once such shares have been subscribed and paid for, they shall be considered “Additional Shares” and “Pledged Shares” and shall be pledged as collateral under the terms of this Agreement.

Fifth. Distributions.

(a)  Subject to the provisions of the Note Issuance Documents and provided that no Default or Event of Default has occurred, the Pledgors shall be entitled to receive any and all Distributions.

(b)  Upon the occurrence of a Default or an Event of Default, all rights of the Pledgors under paragraph (a) above shall automatically cease and terminate, and all Distributions and other distributions with respect to the Pledged Shares, (x) shall be paid by the Issuers directly to the Pledgor, to be applied in accordance with This Agreement and the other Documents of the Note Issuance, (y) if received by the Pledgees (or any of them or their respective agents), shall (1) be received in trust for the benefit of the Pledgee and the Secured Parties, (2) segregated from the other property and funds of the applicable Pledgor (or its respective agent), and (3) immediately delivered to Pledgee in the same form in which they were received, but in any event not later than the second Business Day following the day on which they are received by ; and (z) shall be deemed for all legal purposes to be pledged pursuant to this Agreement and shall be subject to the Pledged Collateral and shall form an integral part of the definition of “Pledged Shares” (being, upon receipt and delivery, part of the pledged assets) pursuant to this Agreement. All of the foregoing is hereby expressly acknowledged by the Issuers.

Sixth. Obligations of the Pledgors.

(a)  The Pledgors hereby agree and undertake, and the Issuers acknowledge and consent, that the Pledged Shares (including the Additional Shares) shall, at all times during the term of this Agreement and until none of the Guaranteed Obligations remain outstanding, represent 100% (one hundred percent) of the issued and outstanding capital stock of the Issuers, on a fully diluted basis. The Pledgors and the Issuers shall take any and all actions that may be necessary (including the endorsement and delivery of any securities and the entry in the share registry ledger) for the performance of the obligations contained in this paragraph.

(b)  The Pledgors jointly and severally undertake and agree that they shall, during the term of this Agreement:

i.

(i) defend, at its own cost and expense, the Pledged Shares and the right, title and interest of Pledgee and the Secured Parties in and to the Pledged Shares, from and against any actions, claims or proceedings brought by any Person (including any Person claiming an interest in respect of the Pledged Shares) other than Pledgee and/or the Secured Parties; provided, however, that Pledgee shall have the right, but not the obligation, to defend the Pledged Shares and its rights and the rights of the Secured Parties under this Agreement, in which event the Pledgors shall reimburse Pledgor for the reasonable and documented costs and expenses incurred by Pledgee and/or the Secured Parties in connection with such defense, and the amount thereof shall form part of the Secured Obligations until paid in full; (ii) pay any expenses necessary for the preservation, repair, management or collection of the Pledged Shares, within the ordinary course of its operations; (iii) refrain from creating, incurring, assuming or allowing to exist any Lien, charge, option or security interest in favor of, or any claim of any Person with respect to, any of the Pledged Shares now owned by the Pledgors or hereafter acquired by the Pledgors, except for the Pledged Collateral; (iv) refrain from selling, exchanging, transferring, transferring, assigning, delivering, affecting in trust, granting in usufruct, pledging or otherwise disposing of, or granting any option with respect to, such Pledged Shares or any interest or right therein; (v) refrain from taking any action which would in any way (x) impair the value of the Pledged Shares, or (y) limit the enforceability of the Pledgee’s security interest in the Pledged Shares, or (z) take any action which would result in impairing the enforceability of the pledge created under this Agreement; (vi) refrain from taking any action, outside the ordinary course of its business, which would affect the Pledged Shares; (vii) execute and deliver to Pledgee such documents in favor of Pledgee, and take any action in connection with the Pledged Collateral as Pledgee may request in order to protect and maintain the Pledged Collateral and to protect and preserve the Pledged Shares, and pay all reasonable and documented costs and expenses arising out of or in connection with the foregoing; and (viii) pay any and all taxes, assessments, levies and any other charges of any nature whatsoever which may be assessed, levied or imposed on or in respect of the Pledged Shares (or any part thereof) and/or in respect of any and all dividends and interest (including, without limitation, Distributions) and any other distributions in respect of the Pledged Shares (other than taxes payable by the Issuers in respect of such Distributions);

ii.	if applicable, maintain in force any authorization or approval, whether internal or governmental, in order for the Collateral pledged under this Agreement to be valid and enforceable;

iii.

in the event that the perfection or enforceability of the pledge pursuant to this Agreement is affected or limited in any way, or if the Pledgee so requests in writing, with just cause, to grant a new pledge on or in connection with the Pledged Shares or, if this is not possible, on any other assets of the Pledgor that are acceptable to the Pledgee and subject to the provisions of the Agreement;

iv.	refrain from taking any action or permitting any Person to take or refrain from taking any action, which may impair the validity or enforceability of the Collateral created hereunder;

v.

exercise voting rights or refrain from exercising any voting rights relating to the Pledged Shares, or permit the Pledgee to exercise such voting rights, in each case, in accordance with the provisions of Section Four and, in general, this Agreement;

vi.

timely notify the Pledgee in writing of any circumstances which adversely affect or which the Pledgors and/or the Issuers reasonably believe may adversely affect the rights of the Pledgee and/or the Secured Parties under this Agreement, or of any circumstance or event which causes or may cause the loss, destruction or material reduction in value of the Pledged Shares (or any part thereof), as soon as practicable but in any event within 2 (two) Business Days following the date on which such circumstance or event occurs;

vii.

deliver to the Pledgee such information as the Pledgee may justifiably and reasonably require in connection with the Pledged Shares and the performance of this Agreement, as soon as possible, but in any event within 2 (two) Business Days following the date on which such Pledgor and/or Issuer receives such request;

viii.	immediately notify the Pledgee in writing as to whether any Default or Event of Default has occurred;

ix.	deliver or cause to be delivered on time to the Pledgee, those documents provided for in Clause Two, paragraph (e), as well as to comply with all those obligations provided for such purposes;

Seventh. Safeguarding of Pledged Shares; Compensation.

(a)  The Pledgee’s obligations with respect to the safekeeping and preservation of the Pledged Shares shall be limited to the obligations imposed by the Law. Any action taken by the Pledgee to safeguard and preserve the Pledged Shares shall be solely at the expense and risk of the Pledgors.

(b)  The Pledgors undertake and agree that they shall protect, compensate, reimburse, defend and hold the Pledgor and the Secured Parties (and their respective assigns, representatives and assignees) and their respective directors, officers, employees, attorneys-in-fact, legal counsel and agents, at the sole cost and expense of the Pledgors, harmless from and against any and all liabilities, losses, demands, suits, proceedings, penalties, judgments, Liens, assessments, claims, damages, costs, fines and disbursements, as well as reasonable expenses and fees and disbursements, as well as reasonable and documented expenses and fees of any kind (including, without limitation, legal counsel fees), whether known or unknown, anticipated or unanticipated, contingent or otherwise, arising out of or in connection with the Pledged Shares or any part thereof (including, without limitation, any tax contingency or liability), this Agreement and/or any act or omission in connection therewith, including without limitation, in connection with (i) the execution, delivery and performance of this Agreement and any amendments thereto; (ii) the perfection and maintenance of the Collateral pledged under this Agreement; (iii) the exercise of any of the rights arising out of or in connection with the Pledged Shares; and (iv) the exercise by Pledgee of any of its rights, actions and remedies under or pursuant to this Agreement.

(c)  The contents of this Clause shall constitute part of the Secured Obligations secured by the Pledged Collateral hereunder. The compensation obligations of the Pledgors contained in this Section shall continue in full force and effect regardless of the termination of this Agreement and shall survive the sale or transfer of the Pledged Shares (or any part thereof) pursuant to Section Three of this Agreement or otherwise.

Eighth. Inspection Rights; Liability and Others.

(a)  Inspection Rights. The Pledgee (or any other Person designated by the Pledgee) shall have the right, upon reasonable prior notice but in any event at least 2 (two) Business Days in advance, during normal business hours and at the sole cost and expense of the Pledgors, to visit and enter any place of business of the Pledgors and/or the Issuers upon authorization of the applicable Pledgor, in order to verify the compliance of the Pledgors with this Agreement, to examine, inspect and audit the books and records of the Pledgors and the Issuers solely in connection with the Pledged Shares, and to obtain copies of or extracts from the records, publications, orders, receipts and correspondence or any other information of the Pledgors and/or the Issuers solely with respect to or relating to the Pledged Shares. The Pledgors and the Issuers shall cooperate with the Pledgor in the conduct of such visits and inspections, and the Pledgor shall not impede, endanger, obstruct or interfere with the ordinary course of the Pledgors’ business during such visits and inspections, it being understood that the Pledge Debtors and the Issuers shall, to the extent possible, notify the Pledgee of any action of the Pledgee or its representatives that may contravene the provisions of this paragraph. Notwithstanding the foregoing, in the event of the occurrence of a Default, an Event of Default or an emergency situation, the Pledgee shall have the right to enter any place of business of the Pledgors and/or the Issuers during non-business hours and without notice or prior notice to the Pledgor.

(b)  Liability with respect to the Pledged Shares. The Pledgors shall be liable for any claims, actions, obligations, losses, damages, injuries, liabilities, costs and expenses, including taxes, arising out of or relating to the Pledged Shares and, in connection with the foregoing events, to act in the manner provided, among others, in subsection (b)(i) and (iv) of Clause Sixth.

(c)  Absolute Rights. The rights, remedies and remedies of Pledgee under this Agreement are absolute and unconditional, regardless of the creation, perfection, substitution, release or failure to perfect any other security or any release, modification or waiver, or consent with respect to any security, with respect to the payment and performance of all or any of the Secured Obligations; any single or partial exercise of such rights, remedies, remedies or powers shall not preclude any other present or future exercise thereof.

(d)  Cumulative Rights. (i) The Collateral pledged pursuant to This Agreement shall remain in full force and effect whether or not the Pledgors or any other Person, on this date or at any time thereafter, grant any security interest in respect of the payment and performance of all or any portion of the Secured Obligations; and (ii) the rights and remedies of the Pledgor and the Secured Parties under This Agreement or under the other Note Issuance Documents (y) are cumulative and in addition to, and not exclusive of, any rights, remedies or remedies available to the Pledgor and/or any Secured Party under the New Financing pursuant to applicable law or the provisions of This Agreement and/or the other Note Issuance Documents; and (z) are not conditioned upon or contingent upon the exercise by the Pledgee and/or any Secured Party of any of its rights, actions or remedies under this Agreement and/or the other Note Issuance Documents against any of the Pledgor Debtors or any other Person.

Ninth. Event of Default. In the event of the occurrence and continuance of an Event of Default (i) all rights of the Pledgors to exercise or refrain from exercising voting or other rights that they would otherwise have been entitled to exercise pursuant to Clauses Fourth and Fifth of this Agreement shall automatically cease and terminate; provided, however, that all obligations of the Pledgors shall remain in full force and effect and shall be performed exclusively by the Pledgors, and (ii) any and all rights arising out of or relating to the Pledged Shares shall be exercised exclusively by the Pledgee in accordance herewith and in a manner consistent with the applicable provisions of the Indenture, (iii) the Pledgee shall have the exclusive right to collect and receive any and all proceeds, payments, Distributions or other amounts or consideration derived or resulting from, or related to, the Pledged Shares, and apply them to the payment of the Guaranteed Obligations in accordance with the Note Issuance Documents; and (iv) the Pledgee shall have the right to enforce the pledge on the Pledged Shares in accordance with the provisions of Clause Ten of this Agreement, and to exercise its rights in any other manner as provided by Law.

Tenth. Execution.

(a)  The Pledgors hereby expressly and irrevocably authorize the Pledgee to, in the event of an Event of Default, foreclose the Pledged Shares in accordance with the provisions of Article 341 and other applicable provisions of the Law of Credit Instrument and Transactions and/or exercise its rights in any other manner contemplated by the Law of Credit Instrument and Transactions, at the cost of such Pledgors, in order to obtain payment of the Secured Obligations.

(b)  The Pledgors and the Issuers hereby undertake and agree that they shall perform and/or cause to be performed any and all acts and/or initiate any and all proceedings that may be necessary in order to facilitate the execution and sale of the Pledged Shares in accordance with applicable law. The Pledgees further undertake to perform or cause to be performed any other acts that may be necessary for the sale or sales of all or part of the Pledged Shares, and to execute any documents and take any other actions and measures that the Pledgee deems necessary or advisable for such sale to be made in compliance with applicable law, including the endorsement and delivery of any securities and the making of any entries. In addition, the Pledgors expressly agree and consent that all cash and/or proceeds derived from the sale of the Pledged Shares shall be held and applied by the Pledgee for the payment of the Guaranteed Obligations in accordance with Article 336 Bis of the Law of Credit Instrument and Transactions and in the order required under the Note Issuance Documents. For purposes of clarity, the Pledgee shall have no obligation to question or investigate the sufficiency of any amounts received by it with respect to the Pledged Shares.

In addition to the provisions of the Note Issuance Documents, any amounts resulting from the sale of any of the Pledged Shares shall be applied by the Pledgor in the order provided in the Note Issuance Documents, but in advance to the payment of reasonable and documented taxes, fees and expenses incurred by the Pledgor (or the Secured Parties) incurred in connection with the sale of the Pledged Shares; it being understood that, if the amounts obtained as a result of a sale pursuant to this Tenth Clause are insufficient, the Pledgors shall pay such taxes, fees and expenses.

Eleventh. Capacity of the Collateral Agent. As a determinative ground of the willingness of the Pledgor and the Secured Parties to enter into the Note Issuance Documents to which each is a party, the Pledgors and the Issuers hereby expressly and irrevocably (i) acknowledge that the Pledgor, in its capacity as Collateral Agent (or any successor agent duly appointed pursuant to the Note Issuance Documents), has the appointments, legal capacity and authority to appoint, appoint, appoint, appoint, appoint and appoint the Pledgor and the Issuers as Collateral Agent, in its capacity as Collateral Agent (or any successor agent duly appointed pursuant to the Note Issuance Documents), has the requisite appointments, legal capacity and powers to act for the account and for the benefit of the Secured Parties, for all matters relating to or in connection with this Agreement, either directly or through its agents; and (ii) waive their rights to bring or institute any action seeking to challenge the existence, appointment, legal or other capacity and authority of the Pledgee to act for the account and benefit of the Secured Parties for all matters arising out of or relating to this Agreement in accordance with the terms of this Agreement and the other Note Issuance Documents. In connection with the performance of its obligations and the exercise of its rights under This Agreement, the Collateral Agent shall enjoy all the rights, prerogatives and benefits set forth in the Indenture, including the right to request instructions from the Trustee or the Secured Parties to perform any acts required to be performed by it under This Agreement. In the event of a conflict between the provisions of the Indenture and This Agreement with respect to the Guarantees, the provisions of the Indenture with respect to the performance of the Collateral Agent shall prevail.

Twelfth. Taxes and Expenses.

(a)  All taxes, costs, expenses, reasonable and documented fees, costs and/or commissions arising out of the negotiation, preparation, drafting, execution and recording of this Agreement, and in connection with any amendment hereto, and for any action, contract, document, instrument or notice taken, drafted, executed or served pursuant to this Agreement, including without limitation, the reasonable and documented fees and disbursements of counsel to the Pledgee and the Secured Parties, and any reasonable and documented costs and expenses incurred by the Pledgee and any of the Secured Parties in the performance of their obligations, and any and all costs and expenses incurred by the Pledgee and any of the Secured Parties in the exercise of their rights under this Agreement and in any enforcement proceedings hereunder, shall be borne solely and entirely by the Pledgors, and the Pledgor and the Secured Parties shall have no liability whatsoever with respect thereto.

(b)  In the event that, for any reason, the Pledgee pays any such taxes, costs, expenses, fees and/or commissions, the Pledgors shall, within 5 (five) Business Days following the date on which they receive the Pledgee’s request, reimburse the Pledgee for the amount of such taxes, costs, expenses, fees and/or commissions (including legal counsel fees and expenses) incurred by the Pledgee, together with any additional amounts necessary for the Pledgee to receive the corresponding resources without considering any taxes it would have been obliged to deliver.

(c)  Any amounts payable to the Pledgee by the Pledgors pursuant to this Clause shall be part of the Secured Obligations secured by the Pledged Collateral.

Thirteenth. Assignments.

(a)  The rights and obligations under this Agreement may not be assigned or transferred by the Pledgors without the prior written consent of the Pledgees.

(b)  The Pledgee may assign or transfer, in whole or in part, its rights under this Agreement upon simple written notice to the Pledgor, but without requiring their consent to such assignment or transfer, provided that such assignment or transfer is permitted under the Note Issuance Documents. The Pledgors agree to cooperate in good faith and in a reasonable manner with the Pledgor in connection with any assignment, transfer, sale and/or participation of the Pledgor under this Agreement in accordance with the terms of the Note Issuance Documents. In addition, upon receipt by any Pledgor of a notice of assignment by the Pledgee, the relevant Pledgor shall (i) immediately instruct the relevant Issuers to make the appropriate entries in the share registry books of the Issuers, which entries shall be duly certified by the secretary or sole administrator of each Issuer, and (ii) perform any other act as may be necessary to maintain the validity and perfection of the pledge created by this Agreement.

Fourteenth. Novation; Modifications; Waivers. Neither the execution of this Agreement nor the creation of the Pledged Collateral contemplated herein shall constitute novation, modification or payment of the Guaranteed Obligations.

This Agreement may only be amended by the written consent of the Pledgors and the Pledgee.

Any waiver of any provision of this Agreement, and any consent to any deviation by the Pledgors from the terms of this Agreement, shall be valid and effective only if in writing and duly executed by the Pledgee; provided that, in any event, such waiver or consent shall be effective only with respect to the instance and for the specific purpose for which it was given. The lack of, or delay in the exercise of any rights, powers or privileges, or the performance by the Pledgee of any obligation to do or not to do hereunder, shall in no event constitute a waiver thereof; nor shall the partial or sole exercise of any rights of the Pledgee preclude the future exercise of the same or any other rights of the Pledgee.

Fifteenth. Notices. All notices, claims and requests submitted or required to be submitted by the Parties pursuant to or in connection with this Agreement shall be in writing. All notices shall be deemed to have been duly given when delivered: (i) personally, with acknowledgment of receipt; or (ii) by internationally recognized courier service, with acknowledgment of receipt; or (iii) via e-mail, followed by specialized courier or personal delivery, with acknowledgment of receipt. All notices and notifications shall be delivered at the following addresses, and shall be deemed to have been effectively delivered upon receipt or refusal of delivery, as indicated on the acknowledgment of receipt or receipt of such courier service.

To Pledgors:

Paseo de la Reforma Av. No. 243, 26th floor

Colonia Cuauhtémoc, zip code 06500

Mexico City, Mexico

Telephone: [***]

Attention: CEO - Andres Conesa Labastida and CFO - Ricardo Javier Sanchez Baker

E-mails: [***]

With copy, not constituting notification, to:

Sainz Abogados, S.C.

Boulevard Manuel Ávila Camacho 24, 21st floor

Lomas de Chapultepec, P.C. 11000

Mexico City, Mexico

Telephone: [***]

Attention: Alejandro Sainz Orantes / Santiago Alessio Robles

E-mails: [***]

To the Pledgee:

UMB Bank, N.A., as Collateral Agent

2 South Broadway, Suite 600

St. Louis, MO 63102

Telephone: [***]

Attention: Julius Zamora

E-mail: [***]

With copy, not constituting notification, to:

Holland & Knight México, S.C.

Paseo de la Reforma 343, 28th floor

Juárez, Cuauhtémoc 06600

Mexico City, Mexico

Attention: Alejando Landa Thierry / Aldo González Melo

E-mail: [***]

and

Ritch, Mueller and Nicolau, S.C.

Pedregal Av. 24 10th floor

Miguel Hidalgo, Molino del Rey, 11040

Mexico City, Mexico

Attention: Luis A. Nicolau Gutiérrez

E-mail: [***]

As long as a change of address is not notified in accordance with the provisions of this Clause, any notification, notice or any other communication, whether judicial or extrajudicial, which is carried out at any of the addresses mentioned above, shall be fully effective.

Sixteenth. Additional Obligations. The Pledgors and the Issuers shall, at any time and from time to time, at their sole cost and expense, (i) timely execute and deliver all instruments and/or documents, and carry out any actions that may be necessary or convenient, or that the Pledgee may request, in order to perfect, protect and/or maintain the Pledged Collateral pursuant to this Agreement and/or to protect and preserve the Pledged Shares (or any part thereof), and/or to enable the Pledgee to exercise and enforce its rights, actions and remedies under this Agreement in respect of the Pledged Shares or any part thereof, including without limitation, to take any action and/or to institute any and all proceedings that may be necessary in order to cause the Pledgee (for the benefit of the Secured Parties) to sell the Pledged Shares or any part thereof; and (ii) refrain from making and/or causing no entries to be made in the share registry books of the Issuers, which may relate to any sale, assignment, exchange, pledge, transfer, encumbrance, or other restrictions or limitations of title in respect of the Pledged Shares (except for the Pledged Collateral over the Pledged Shares pursuant to this Agreement).

Seventeenth. Independence of Provisions. If any provision of this Agreement is declared void or unenforceable by a competent court, such provision shall be considered separately from the other provisions of this Agreement so as not to affect the validity of the other provisions of this Agreement.

Eighteenth. Exhibits. All documents attached to this Agreement or referred to herein are an integral part of this Agreement as if they were inserted.

Nineteenth. Headings. The headings of each Section of this Agreement are for reference purposes only and shall have no effect on the meaning or interpretation of such Section or this Agreement.

Twentieth. Copies. This Agreement shall be executed in several copies, which, together, shall be considered as a single agreement, and shall be effective until such time as one (1) or more of said copies is subscribed by each of the Parties and delivered to the other party.

Twenty-first. Jurisdiction, Applicable Law. This Agreement shall be construed in accordance with the applicable laws of Mexico, and for all matters relating to the interpretation and performance of this Agreement and any action or proceeding arising out of or related to this Agreement, the Parties hereby expressly and irrevocably submit to the jurisdiction of the competent courts of Mexico City, Mexico, and expressly and irrevocably waive their rights to any other jurisdiction that may be applicable to them by virtue of their present or future domiciles or for any other reason.

IN VIRTUE OF THE FOREGOING, the Parties sign and execute this Agreement, on November 14, 2024.

[Signature page follows]

Pledgors

Grupo Aeroméxico, S.A.B. de C.V.

By: /s/ Ernesto Gómez Pombo	By: /s/ Daniel Martínez Martínez
Name: Ernesto Gómez Pombo	Name: Daniel Martínez Martínez
Position: Legal Representative	Position: Legal Representative

Aerovías de México, S.A. de C.V.

By: /s/ Ernesto Gómez Pombo	By: /s/ Daniel Martínez Martínez
Name: Ernesto Gómez Pombo	Name: Daniel Martínez Martínez
Position: Legal Representative	Position: Legal Representative

Aerolitoral, S.A. de C.V.

By: /s/ Ernesto Gómez Pombo	By: /s/ Daniel Martínez Martínez
Name: Ernesto Gómez Pombo	Name: Daniel Martínez Martínez
Position: Legal Representative	Position: Legal Representative

Servicios Corporativos Aeroméxico, S.A. de C.V.

By: /s/ Ernesto Gómez Pombo	By: /s/ Daniel Martínez Martínez
Name: Ernesto Gómez Pombo	Name: Daniel Martínez Martínez
Position: Legal Representative	Position: Legal Representative

The Pledgee

UMB Bank, National Association, in its capacity as Collateral Agent, on behalf of and for the benefit of the Secured Parties

By: /s/ Paulina López Velazco
Name: Paulina López Velazco
Position: Legal Representative